UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	February 8, 2010

Commission File Number	Name of Registrant, State of Incorporation, Address and Telephone Number	IRS Employer Identification Number
1-40	PACIFIC ENTERPRISES (A California Corporation) 101 Ash Street San Diego, California 92101 (619) 696-2020	94-0743670

1-1402	SOUTHERN CALIFORNIA GAS COMPANY (A California Corporation) 555 West Fifth Street Los Angeles, California 90013 (213) 244-1200	95-1240705

1-3779	SAN DIEGO GAS & ELECTRIC COMPANY (A California Corporation) 8326 Century Park Court San Diego, California 92123 (619) 696-2000	95-1184800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2010, San Diego Gas & Electric Company (“SDG&E”), Southern California Gas Company (“SoCalGas”) and SoCalGas’s parent holding company, Pacific Enterprises (“PE”), announced certain organizational changes in connection with SDG&E’s and SoCalGas’s shift toward individualizing the leadership of their respective organizations and away from the historical practice of combining numerous officer functions within the two companies.  The goal of this realignment is to help each company enhance leadership development, facilitate succession planning and have more direct organizational responsibilities and accountability over their respective businesses.

As a part of this realignment, Lee M. Stewart, 64, Senior Vice President – Gas Operations of SDG&E and SoCalGas, will relinquish such position with SDG&E on April 3, 2010.  Mr. Stewart also has announced that in late 2010, after over 42 years of service with SDG&E and SoCalGas, he will retire from his position as the Senior Vice President – Gas Operations of SoCalGas.

Also in connection with the realignment, Robert M. Schlax, 54, will remain Chief Financial Officer, Vice President, Controller and Chief Accounting Officer of SDG&E and relinquish such positions with PE and SoCalGas once a replacement is identified.

Other organizational changes were reported in the SDG&E, PE and SoCalGas joint Form 8-K filed with the Securities and Exchange Commission on January 26, 2010.

Neither Mr. Schlax nor Mr. Stewart has any relationship with, or has engaged in any transactions with, SDG&E, SoCalGas or PE that would require disclosure pursuant to Items 401(d) or 404(a) of Securities and Exchange Commission Regulation S-K.

Each of SDG&E, SoCalGas and PE is a subsidiary of Sempra Energy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PACIFIC ENTERPRISES
(Registrant)

Date: February 12, 2010	By: /s/ Debra L. Reed
Debra L. Reed Chairperson, President and Chief Executive Officer

SOUTHERN CALIFORNIA GAS COMPANY
(Registrant)

Date: February 12, 2010	By: /s/ Debra L. Reed
Debra L. Reed Chairperson, President and Chief Executive Officer

SAN DIEGO GAS & ELECTRIC COMPANY
(Registrant)

Date: February 12, 2010	By: /s/ Debra L. Reed
Debra L. Reed Chairperson, President and Chief Executive Officer

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